UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nieuwezijds Voorburgwal 1041012 SG Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 6 82 55 84 30

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, €0.10 par value	PLYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Entry into new employment agreements with Bruce Wardinski, Ryan Hymel and Tracy Colden

On December 20, 2021, Playa Hotels & Resorts N.V. (the “Company”) entered into a new employment agreement with each of Bruce Wardinski, Chairman, President and Chief Executive Officer; Ryan Hymel, Executive Vice President and Chief Financial Officer; and Tracy M.J. Colden, Executive Vice President and General Counsel. Each employment agreement replaces the applicable executive officer’s existing employment agreement.

The employment agreement for Mr. Wardinski provides for, among other things, an initial three-year term, an annual base salary of $775,000, target and maximum annual cash incentive compensation of 150% and 300% of base salary, respectively, eligibility to participate in the annual equity incentive plan, severance protections for a termination without cause or resignation with good reason equal to two times base salary plus target annual cash incentive compensation (which protections are enhanced to 2.99 times if termination follows a change of control), severance protections in the event of a non-renewal of the employment agreement equal to six-months of base salary, limited severance protections in the event of a resignation without good reason within 60 days of a change of control equal to three months base salary, and customary restrictive covenants, including non-compete and non-solicit covenants. Prior to receiving any severance payments Mr. Wardinski would be required to execute a customary separation agreement.

The employment agreements for Mr. Hymel and Ms. Colden provide for, among other things, an initial three-year term, target cash incentive compensation of 100% of base salary, eligibility to participate in the annual equity incentive plan, customary severance protections for terminations without cause or as a result of death or disability (which are enhanced if termination follows a change of control), and customary restrictive covenants, including non-compete and non-solicit covenants.

Separation Agreement with Kevin Froemming

As previously disclosed, Playa Hotels & Resorts N.V. (the “Company”) is not renewing the employment contract of Kevin Froemming, the Company’s Chief Commercial Officer. Mr. Froemming’s last day of employment will be January 5, 2022. On December 15, 2021, the Company and Mr. Froemming entered into a separation agreement (the “Agreement”). The Agreement provides, among other things, that (i) Mr. Froemming shall execute a general release of all claims against the Company (the “Release”), (ii) Mr. Froemming will be eligible to receive a discretionary bonus for his 2021 service, (iii) Mr. Froemming shall be entitled to severance equal to $445,000 (12 months of his current base salary) if he does not revoke the Release and complies with the material terms of the Agreement, including the restrictive covenants described below, (iv) for purposes of Mr. Froemming’s outstanding Company equity awards, his termination of service shall be treated as a termination without cause, (v) that Mr. Froemming will cooperate with the Company to effect the orderly transition of his responsibilities, (vi) that Mr. Froemming shall remain subject to the confidentiality, non-compete and non-solicit restrictive covenants set forth in his current employment contract, and (vii) Mr. Froemming shall not disparage the Company. Mr. Froemming is also entitled to receive twelve months of COBRA benefits and six months of outplacement services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Playa Hotels & Resorts N.V.

Date: December 21, 2021	By:	/s/ Ryan Hymel
Ryan Hymel
Chief Financial Officer